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(KPMG Peat Marwick LLP Letterhead)



                    INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Advantus Spectrum Fund, Inc.


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.

                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP


Minneapolis, Minnesota
January 29, 1997